Exhibit 99.2
COUSINS PROPERTIES INCORPORATED

Summary of Unaudited Pro Forma Financial Statements

This pro forma information should be read in conjunction with the consolidated financial statements and notes thereto of Cousins Properties Incorporated (the "Registrant") included in its Annual Report filed on Form 10-K for the year ended December 31, 2013 and its Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2014. In addition, this pro forma information should be read in conjunction with the financial statements and notes thereto of certain acquired properties included in this Current Report on Form 8-K.
The following unaudited pro forma balance sheet as of June 30, 2014 has been prepared to give effect to the acquisition of Northpark Town Center if the transaction occurred on June 30, 2014.
The following unaudited pro forma statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 have been prepared to give effect to the acquisition of Northpark Town Center as if the transaction occurred on January 1, 2013.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Northpark Town Center been consummated on January 1, 2013. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets acquired in connection with the acquisition of Northpark Town Center. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

Cousins Properties Incorporated and Subsidiaries
Pro Forma Consolidated Balance Sheet
June 30, 2014
(unaudited; in thousands)

	Cousins Properties Incorporated Historical (a)	Adjustments		Pro Forma
Assets
Real estate assets:
Operating properties, net	$1,817,439	$319,765	(b)	$2,137,204
Projects under development	56,760			56,760
Other	26,790			26,790
	1,900,989	319,765		2,220,754
Operating properties and related assets held for sale, net	11,396			11,396
Cash and cash equivalents	6,257	(6,257)	(c)	-
Restricted cash	3,912			3,912
Notes and accounts receivable, net	10,733			10,733
Deferred rents receivable	51,555			51,555
Investments in unconsolidated joint ventures	111,164			111,164
Intangible assets, net	147,721	33,515	(b)	181,236
Other assets	35,773			35,773
Total assets	$2,279,500	$347,023		$2,626,523

Liabilities and equity
Notes payable	$665,852	$339,586	(d)	$1,005,438
Accounts payable and accrued expenses	72,577			72,577
Deferred income	23,681			23,681
Intangible liabilities, net	60,806	7,971	(b)	68,777
Other liabilities	15,704			15,704
Total liabilities	838,620	347,557		1,186,177
Equity:
Stockholders’ investment:
Common stock	202,044			202,044
Additional paid-in capital	1,514,959			1,514,959
Treasury stock at cost	(86,840)			(86,840)
Distributions in excess of cumulative net income	(190,857)	(534)	(e)	(191,391)
Total stockholders’ investment	1,439,306	(534)		1,438,772
Nonredeemable noncontrolling interests	1,574			1,574
Total equity	1,440,880	(534)		1,440,346
Total liabilities and equity	$2,279,500	$347,023		$2,626,523

The accompanying notes are an integral part of this statement.

(a)	Historical financial information is derived from the Registrant's Form 10-Q for the quarter ended June 30, 2014.

(b)	Reflects the purchase price of the assets and liabilities in connection with the acquisition, net of any purchase price adjustments.

(c)	Represents cash assumed to be used to fund the acquisition.

(d)
Represents amounts assumed to be drawn on the Registrant’s Credit Facility to fund the acquisition. As of June 30, 2014, the Credit Facility bears interest at rates equal to (1) LIBOR plus the applicable LIBOR spread or (2) the greater of (a) Bank of America’s prime rate, (b) the federal funds rate plus 0.50% or (c) the one-month LIBOR plus 1.0%, plus the applicable base rate spread. The applicable LIBOR spread may vary from 1.10% to 1.45% and the applicable base rate spread may vary from 0.10% to 0.45% based on the Registrant’s then-current leverage ratio.

(e)	Reflects the expensing of acquisition-related costs.

Cousins Properties Incorporated and Subsidiaries
Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2014
(unaudited; in thousands, except per share amounts)

	Cousins Properties Incorporated Historical(a)	Adjustments		Pro Forma
Revenues
Rental property revenues	$157,518	$18,272	(b)	$175,790
Fee income	4,363			4,363
Other	4,347			4,347
	166,228	18,272		184,500
Costs and Expenses
Rental property operating expenses	70,816	6,576	(c)	77,392
Reimbursed expenses	1,920			1,920
General and administrative expenses	11,366			11,366
Interest expense	14,137	2,691	(d)	16,828
Depreciation and amortization	69,274	9,684	(e)	78,958
Separation expenses	84			84
Acquisition and related costs	171			171
Other	1,370			1,370
	169,138	18,951		188,089
Income (loss) from continuing operations before taxes, unconsolidated joint ventures and sale of investment properties	(2,910)	(679)		(3,589)
Benefit (provision) for income taxes from operations	21			21
Income from unconsolidated joint ventures	3,313			3,313
Income (loss) from continuing operations before gain on sale of investment properties	424	(679)		(255)
Gain on sale of investment properties	1,488			1,488
Income (loss) from continuing operations	1,912	(679)		1,233
Income (loss) from discontinued operations	7,836			7,836
Net income (loss)	9,748	(679)		9,069
Net loss attributable to noncontrolling interests	(284)			(284)
Net income (loss) attributable to controlling interests	9,464	(679)		8,785
Dividends to preferred stockholders	(2,955)			(2,955)
Preferred share original issuance costs	(3,530)			(3,530)
Net income (loss) available to common stockholders	$2,979	$ (679)		$2,300

Per common share information - basic and diluted:
Income (loss) from continuing operations attributable to controlling interest	$(0.02)			$(0.03)
Income (loss) from discontinued operations	$0.04			$0.04
Net income (loss) available to common stockholders	$0.02			$0.01
Weighted average shares - basic	195,108		195,108
Weighted average shares - diluted	195,347		195,347

The accompanying notes are an integral part of this statement.

(a)	Historical financial information is derived from the Registrant's Form 10-Q for the quarter ended June 30, 2014.

(b)
Rental property revenue consists primarily of base rent, tenant reimbursements, and amortization of above-market lease assets and below-market lease liabilities. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2013. Tenant reimbursements are defined by the respective leases. Amortization expense is recognized using the straight-line method based on the purchase price allocated to above- and below-market leases over the lives of the respective leases.

(c)	Consists of property operating expenses, primarily made up of real estate taxes, utilities, management, insurance and maintenance and support services.

(d)
Represents additional interest expense that would have been incurred on the Registrant’s Credit Facility if the Registrant acquired Northpark Town Center on January 1, 2013 and funded the purchase price with borrowings under the Credit Facility.

(e)
Depreciation and amortization expense is calculated using the straight-line method based on the purchase price allocated to building, tenant improvements, site improvements and lease intangibles over the lives of the respective leases.

Cousins Properties Incorporated and Subsidiaries
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2013
(unaudited; in thousands, except per share amounts)

	Cousins Properties Incorporated Historical(a)	Adjustments		Pro Forma
Revenues
Rental property revenues	$194,420	$35,508	(b)	$229,928
Fee income	10,891			10,891
Other	5,430			5,430
	210,741	35,508		246,249
Costs and Expenses
Rental property operating expenses	90,498	13,493	(c)	103,991
Reimbursed expenses	5,215			5,215
General and administrative expenses	21,940			21,940
Interest expense	21,709	5,722	(d)	27,431
Depreciation and amortization	76,277	19,369	(e)	95,646
Separation expenses	520			520
Acquisition and related costs	7,484			7484
Other	3,693	-	(f)	3,693
	227,336	38,584		265,920
Income (loss) from continuing operations before taxes, unconsolidated joint ventures and sale of investment properties	(16,595)	(3,076)		(19,671)
Benefit (provision) for income taxes from operations	23			23
Income from unconsolidated joint ventures	67,325			67,325
Income (loss) from continuing operations before gain on sale of investment properties	50,753	(3,076)		47,677
Gain on sale of investment properties	61,288			61,288
Income (loss) from continuing operations	112,041	(3,076)		108,965
Income (loss) from discontinued operations	14,788			14,788
Net income (loss)	126,829	(3,076)		123,753
Net loss attributable to noncontrolling interests	(5,068)			(5,068)
Net income (loss) attributable to controlling interests	121,761	(3,076)		118,685
Dividends to preferred stockholders	(10,008)			(10,008)
Preferred share original issuance costs	(2,656)			(2,656)
Net income (loss) available to common stockholders	$109,097	$ (3,076)		$106,021

Per common share information - basic and diluted:
Income (loss) from continuing operations attributable to controlling interest	$0.66			$0.63
Income (loss) from discontinued operations	$0.10			$0.10
Net income (loss) available to common stockholders	$0.76			$0.73
Weighted average shares - basic	144,255		144,255
Weighted average shares - diluted	144,420		144,420

The accompanying notes are an integral part of this statement.

(a)	Historical financial information is derived from the Registrant's Annual Report filed on Form 10-K for the year ended December 31, 2013.

(b)
Rental property revenue consists primarily of base rent, tenant reimbursements, and amortization of above-market lease assets and below-market lease liabilities. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2013. Tenant reimbursements are defined by the respective leases. Amortization expense is recognized using the straight-line method based on the purchase price allocated to above- and below-market leases over the lives of the respective leases.

(c)	Consists of property operating expenses, primarily made up of real estate taxes, utilities, management, insurance and maintenance and support services.

(d)
Represents additional interest expense that would have been incurred on the Registrant’s Credit Facility if the Registrant acquired Northpark Town Center on January 1, 2013 and funded the purchase price with borrowings under the Credit Facility.

(e)
Depreciation and amortization expense is calculated using the straight-line method based on the purchase price allocated to building, tenant improvements, site improvements and lease intangibles over the lives of the respective leases.

(f)
In connection with the Northpark Town Center acquisition, the Registrant incurred estimated acquisition-related costs of approximately $534,000, which have been excluded from the pro forma statement of operations for the year ended December 31, 2013 as these amounts represent non-recurring charges.